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Amendment

To

Transfer Agency Services Agreement

(Unified Agreement)

This Amendment To Transfer Agency Services Agreement ("Amendment"), dated as of May 1, 2020 ("Effective Date"), is being entered into by and between BNY Mellon Investment Servicing (US) Inc. ("BNYM") and each of the investment companies listed on the signature page to this Amendment (individually, "Investment Company"; collectively, "Investment Companies"), on its own behalf and to the extent the Investment Company has portfolios listed on Exhibit A hereto (individually, "Portfolio"; collectively, "Portfolios"), on behalf of each such Portfolio.

Background

BNYM (under its former name, PNC Global Investment Servicing (U.S.) Inc.) and the Investment Companies previously entered into that certain Transfer Agency Services Agreement, dated as of February 25, 2009, several amendments thereto amending Exhibit A, an Adoption Agreement, dated August 2, 2010, an Amendment To Transfer Agency Services Agreement dated as of January 1, 2019, an Amendment To Transfer Agency Services Agreement dated as of May 1, 2019, and an Amendment To Transfer Agency Services Agreement dated as of November 5, 2019 (collectively, the "Current Unified Agreement"). The parties intend that the Current Unified Agreement be amended as set forth in this Amendment.

Terms

In consideration of the mutual promises contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties, intending to be legally bound, agree to all statements made above and as follows:

1.Modifications to Current Unified Agreement. The Current Unified Agreement is hereby amended by deleting and replacing Exhibit A in its entirety with the Exhibit A attached to this Amendment, dated as of May 1, 2020, between BNYM and the Investment Companies (the Current Unified Agreement as so amended being the "Amended Unified Agreement").

2.Adoption of Amended Unified Agreement by New Portfolios. Each Portfolio that has been added to Exhibit A by virtue of this Amendment acknowledges and agrees that (i) by virtue of its execution of this Amendment, it becomes and is a party to the Amended Unified Agreement as of the Effective Date, or if BNYM commenced providing services to the Portfolio prior to the Effective Date, as of the date BNYM first provided services to the Portfolio, and (ii) it is bound by all terms and conditions of the Amended Unified Agreement as of such date. The term "Portfolio" has the same meaning in this Amendment as it has in the Amended Unified Agreement.

3.Remainder of Amended Unified Agreement. Except as specifically modified by this Amendment, all terms and conditions of the Amended Unified Agreement shall remain in full force and effect.

4.Governing Law. The governing law provision of the Amended Unified Agreement shall be the governing law provision of this Amendment.

5.Entire Agreement. This Amendment constitutes the final, complete, exclusive and fully integrated record of the agreement of the parties with respect to the subject matter herein and the amendment of the Amended Unified Agreement with respect to such subject matter, and supersedes all prior and

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contemporaneous proposals, agreements, contracts, representations and understandings, whether written, oral or electronic, between the parties with respect to the same subject matter.

6.Facsimile Signatures; Counterparts. This Amendment may be executed in one more counterparts; such execution of counterparts may occur by manual signature, facsimile signature, manual signature transmitted by means of facsimile transmission or manual signature contained in an imaged document attached to an email transmission; and each such counterpart executed in accordance with the foregoing shall be deemed an original, with all such counterparts together constituting one and the same instrument. The exchange of executed copies of this Amendment or of executed signature pages to this Amendment by facsimile transmission or as an imaged document attached to an email transmission shall constitute effective execution and delivery hereof and may be used for all purposes in lieu of a manually executed copy of this Amendment.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment To Transfer Agency Services Agreement to be executed by their duly authorized officers as of the Effective Date.

BNY Mellon Investment Servicing (US) Inc.		Voya Equity Trust
Voya Funds Trust
Voya Investors Trust
By:	/s/ Michael Rothemeyer_______________	Voya Mutual Funds
Voya Partners, Inc.
Name: Michael Rothemeyer_________________		Voya Prime Rate Trust
Voya Senior Income Fund
Title:	Vice President______________________	Voya Separate Portfolios Trust
Voya Variable Insurance Trust
Voya Variable Products Trust
Each on its own behalf and, to the extent
applicable, on behalf of each of its Portfolios listed
on Exhibit A to the Amended Unified Agreement,
each in its individual and separate capacity
		By:	/s/ Todd Modic___________________
		Name:	Todd Modic______________________
		Title:	Senior Vice President______________

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EXHIBIT A

(Unified Agreement)

(Dated: May 1, 2020)

THIS EXHIBIT A (Unified Agreement) is Exhibit A to that certain Transfer Agency Services Agreement, dated as of February 25, 2009, between BNY Mellon Investment Servicing (US) Inc., formerly PNC Global Investment Servicing (U.S.) Inc., and the Investment Companies and Portfolios listed below.

Voya Equity Trust

Voya Corporate Leaders® 100 Fund

Voya Global Multi-Asset Fund

Voya Large-Cap Growth Fund

Voya Large Cap Value Fund

Voya Mid Cap Research Enhanced Index Fund

Voya MidCap Opportunities Fund

Voya Multi-Manager Mid Cap Value Fund

Voya Real Estate Fund1

Voya Small Company Fund

Voya SmallCap Opportunities Fund

Voya SMID Cap Growth Fund2

Voya U.S High Dividend Low Volatility Fund

Voya Funds Trust

Voya Floating Rate Fund

Voya GNMA Income Fund

Voya Government Money Market Fund

Voya High Yield Bond Fund

Voya Intermediate Bond Fund

Voya Short Term Bond Fund

Voya Strategic Income Opportunities Fund

Voya Investors Trust

Voya Balanced Income Portfolio

Voya Global Perspectives® Portfolio

Voya Government Liquid Assets Portfolio

Voya High Yield Portfolio

Voya Large Cap Growth Portfolio

Voya Large Cap Value Portfolio

Voya Limited Maturity Bond Portfolio

Voya Retirement Conservative Portfolio

Voya Retirement Growth Portfolio

Voya Retirement Moderate Growth Portfolio

Voya Retirement Moderate Portfolio

Voya U.S. Stock Index Portfolio

VY® BlackRock Inflation Protected Bond Portfolio

VY® Clarion Global Real Estate Portfolio

VY® Clarion Real Estate Portfolio

VY® Invesco Growth and Income Portfolio

VY® JPMorgan Emerging Markets Equity Portfolio

VY® JPMorgan Small Cap Core Equity Portfolio

VY® Morgan Stanley Global Franchise Portfolio

1Merged at the close of business on February 21, 2020 into a series of MainStay Funds Trust not serviced by BNYM under any Voya Transfer Agency Services Agreement. Will not appear on future Exhibit A.

2Liquidated at the close of business on March 13, 2020. Will not appear on future Exhibit A.

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VY® T. Rowe Price Capital Appreciation Portfolio

VY® T. Rowe Price Equity Income Portfolio

VY® T. Rowe Price International Stock Portfolio

Voya Mutual Funds

Voya CBRE Global Infrastructure Fund1

Voya Diversified Emerging Markets Debt Fund Voya Global Bond Fund

Voya Global Corporate Leaders® 100 Fund2 Voya Global Diversified Payment Fund Voya Global Equity Dividend Fund

Voya Global High Dividend Low Volatility Fund (formerly, Voya Global Equity Fund effective February 28, 2020) Voya Global Perspectives® Fund

Voya Global Real Estate Fund1

Voya International High Dividend Low Volatility Fund Voya International Real Estate Fund3

Voya Multi-Manager Emerging Markets Equity Fund Voya Multi-Manager International Equity Fund Voya Multi-Manager International Factors Fund Voya Multi-Manager International Small Cap Fund Voya Russia Fund

Voya Partners, Inc.

Voya Global Bond Portfolio

Voya Index Solution 2020 Portfolio

Voya Index Solution 2025 Portfolio

Voya Index Solution 2030 Portfolio

Voya Index Solution 2035 Portfolio

Voya Index Solution 2040 Portfolio

Voya Index Solution 2045 Portfolio

Voya Index Solution 2050 Portfolio

Voya Index Solution 2055 Portfolio

Voya Index Solution 2060 Portfolio

Voya Index Solution 2065 Portfolio4

Voya Index Solution Income Portfolio

Voya International High Dividend Low Volatility Portfolio

Voya Solution 2020 Portfolio

Voya Solution 2025 Portfolio

Voya Solution 2030 Portfolio

Voya Solution 2035 Portfolio

Voya Solution 2040 Portfolio

Voya Solution 2045 Portfolio

Voya Solution 2050 Portfolio

Voya Solution 2055 Portfolio

Voya Solution 2060 Portfolio

Voya Solution 2065 Portfolio4

Voya Solution Aggressive Portfolio

Voya Solution Balanced Portfolio

Voya Solution Conservative Portfolio

Voya Solution Income Portfolio

Voya Solution Moderately Aggressive Portfolio

Voya Solution Moderately Conservative Portfolio

VY® American Century Small-Mid Cap Value Portfolio

3Liquidated at the close of business on December 6, 2019. Will not appear on future Exhibit A.

4BNYM servicing expected to commence May 1, 2020.

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VY® Baron Growth Portfolio

VY® Columbia Contrarian Core Portfolio VY® Columbia Small Cap Value II Portfolio VY® Invesco Comstock Portfolio

VY® Invesco Equity and Income Portfolio

VY® Invesco Oppenheimer Global Portfolio VY® JPMorgan Mid Cap Value Portfolio VY® T. Rowe Price Diversified Mid Cap Growth Portfolio

VY® T. Rowe Price Growth Equity Portfolio

Voya Prime Rate Trust

Voya Senior Income Fund

Voya Separate Portfolios Trust

Voya Emerging Markets Corporate Debt Fund

Voya Emerging Markets Hard Currency Debt Fund

Voya Emerging Markets Local Currency Debt Fund

Voya Investment Grade Credit Fund

Voya Securitized Credit Fund

Voya Target In-Retirement Fund

Voya Target Retirement 2020 Fund

Voya Target Retirement 2025 Fund

Voya Target Retirement 2030 Fund

Voya Target Retirement 2035 Fund

Voya Target Retirement 2040 Fund

Voya Target Retirement 2045 Fund

Voya Target Retirement 2050 Fund

Voya Target Retirement 2055 Fund

Voya Target Retirement 2060 Fund

Voya Target Retirement 2065 Fund4

Voya Variable Insurance Trust

VY ® BrandywineGLOBAL – Bond Portfolio

Voya Variable Products Trust

Voya MidCap Opportunities Portfolio

Voya SmallCap Opportunities Portfolio